As filed with the Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Everspin Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2640654
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5670 W. Chandler Blvd., Suite 100

Chandler, Arizona 85226

(Address of principal executive offices)

(480) 347-1111

(Registrant’s telephone number, including area code)

Everspin Technologies, Inc. 2016 Equity Incentive Plan

Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Kevin Conley

President and Chief Executive Officer

Everspin Technologies, Inc.

5670 W. Chandler Blvd., Suite 100

Chandler, Arizona 85224

(480) 347-1111

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share
2016 Equity Incentive Plan	542,452 (3)	$2.10	$1,139,149.20	$147.87
2016 Employee Stock Purchase Plan	180,817 (4)	$1.78	$321,854.26	$41.78
	723,269		$1,461,003.46	$189.65

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on March 9, 2020.

(3)

Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2016 Equity Incentive Award Plan on January 1, 2020, pursuant to an “evergreen” provision contained in such plan.

(4)

Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2016 Employee Stock Purchase Plan on January 1, 2020, pursuant to an “evergreen” provision contained in such plan.

EXPLANATORY NOTE

Everspin Technologies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 542,452 shares of Common Stock issuable to eligible persons under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 7, 2016 (File No. 333-214018), August 14, 2017 (File No. 333-219938), May 23, 2018 (File No. 333-225119) and March 15, 2019 (File No. 333-230349) (the “Prior Registration Statements”), and (b) an additional 180,817 shares of Common Stock issuable to eligible persons under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements. The contents of the Prior Registration Statements are incorporated by reference in this registration statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)    The contents of the earlier registration statements on Form S-8 relating to the 2016 Plan and 2016 ESPP, previously filed with the SEC on October 7, 2016 (File No. 333-214018), August 14, 2017 (File No.  333-219938), May 23, 2018 (File No.  333-225119) and March 15, 2019 (File No. 333-230349).

(b)     The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2019, filed with the SEC on March 13, 2020, including the information to be incorporated by reference in the Form 10-K by our proxy statement for our 2020 Annual Meeting of Stockholders.

(c)    The Registrant’s Current Reports on Form 8-K filed with the SEC on January  13, 2020 (other than the information in Item 2.02) and February 20, 2020.

(d)    The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on September 28, 2016, (File No. 0001-37900) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Form 10-K.

(e)    All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-37900	3.1	October 13, 2016

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-37900	3.1	May 22, 2019

4.3	Amended & Restated Bylaws of the Registrant, as currently in effect.	8-K	001-37900	3.2	May 22, 2019

4.4	Form of Common Stock Certificate of the Registrant.	S-1	333-213569	4.1	September 9, 2016

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Everspin Technologies, Inc. 2016 Equity Incentive Plan.	8-K	001-37900	10.1	May 22, 2018

99.2	Everspin Technologies, Inc. 2016 Equity Incentive Plan Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.	S-1/A	333-213569	10.3	September 26, 2016

99.3	Form of Restricted Stock Unit Award Agreement under the 2016 Equity Incentive Plan.	10-Q	001-37900	10.3	November 13, 2017

99.4	Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan.	S-1/A	333-213569	10.4	September 26, 2016

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona, on March 12, 2020.

EVERSPIN TECHNOLOGIES, INC. By: /s/ Kevin Conley Kevin Conley President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Kevin Conley and Matthew Tenorio, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Conley Kevin Conley	President and Chief Executive Officer (Principal Executive Officer) and Director	March 12, 2020

/s/ Matthew Tenorio Matthew Tenorio	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2020

/s/ Lawrence G. Finch Lawrence G. Finch	Director	March 12, 2020

/s/ Ronald C. Foster Ronald C. Foster	Director	March 12, 2020

Stephen J. Socolof	Director

/s/ Peter Hébert Peter Hébert	Director	March 12, 2020

/s/ Geoffrey R. Tate Geoffrey R. Tate	Director	March 12, 2020

/s/ Mike Gustafson Mike Gustafson	Director	March 12, 2020

Darin Billerbeck	Director

/s/ Geoff Ribar Geoff Ribar	Director	March 12, 2020